Exhibit 99.1

Royal Gold Announces Acquisition of Additional Royalty Interest on World-Class Producing Cortez Gold Complex in Nevada, Adding Significant Scale, Duration and Optionality to the Royal Gold Portfolio

DENVER, COLORADO. AUGUST 2, 2022: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today that its wholly owned subsidiary, RG Royalties, LLC, has acquired a sliding-scale gross royalty (the “Royalty”) on an area including the Cortez mine operational area and the Fourmile development project in Nevada (the “Cortez Complex”). Royal Gold paid $525 million in cash consideration for the Royalty to Kennecott Royalty Company (“Kennecott”), a wholly owned subsidiary of Rio Tinto European Holdings Limited (“Rio Tinto”). The area within the Cortez Complex is owned or controlled by Nevada Gold Mines LLC (“NGM”), a joint venture between Barrick Gold Corporation (“Barrick”) (61.5% owner and operator) and Newmont Corporation (“Newmont”) (38.5% owner), with the exception of the Fourmile development project which is 100% owned and operated by Barrick.

“I am pleased to announce the acquisition of this significant royalty, which increases our exposure to the world-class Cortez Complex,” commented Bill Heissenbuttel, President and CEO of Royal Gold. “Royal Gold’s first royalty interest was created at Cortez, and it will always be considered as the cornerstone asset for the company we are today. Our long history at Cortez provides us insight into one of the world’s most prolific gold mines, and we fully expect the exploration prospectivity to continue to provide production growth for decades to come.”

“The additional royalty interest at Cortez fits our strategy of gaining gold revenue exposure to world-class mining assets with high exploration and upside prospectivity operated by best-in-class companies,” continued Mr. Heissenbuttel. “This is the largest of several recent transactions that add significant scale, duration and optionality to the Royal Gold portfolio, the combination of which further enhances Royal Gold’s position as a leading global royalty and streaming company.”

Acquisition Highlights

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Cash acquisition of life of mine gross royalty provides Royal Gold shareholders with near-term revenue and an expanded interest in the Cortez Complex: The Royalty covers an area of approximately 300 square miles without stepdowns or caps, and funding of the acquisition using available liquidity sources provides Royal Gold shareholders with full exposure to exploration and production success without equity dilution. The Royalty provides Royal Gold further exposure to a foundational asset and is expected to begin paying in the third or fourth quarter of 2022.

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Established world-class gold mining complex with district-scale and long-term growth potential: The Cortez Complex has been operating since 1969, has produced over 26 million ounces of gold to date, and has consistently replaced resources in excess of depletion. The Royalty covers a large area including the producing Crossroads, Pipeline and Cortez Hills mines, the Goldrush and Fourmile development projects, and several exploration targets. Royal Gold expects substantial further exploration and production potential to contribute significant revenue to the portfolio for decades.

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NGM is a joint venture between the world’s two largest gold mining companies, both of which have deep roots in Nevada: The NGM joint venture partners, Barrick and Newmont, have long and established operating histories in Nevada. NGM owns and operates processing facilities designed to process a wide range of ore types, and the NGM partners are the widely acknowledged global leaders in Carlin-type deposit geology.

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Nevada is a low-risk and established mining jurisdiction: Nevada is one of the world’s most prolific gold mining jurisdictions and was third in the Fraser Institute’s ranking of top global mining jurisdictions in 2021.

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Royal Gold’s knowledge of the Cortez Complex provided unique insights into the review of the future potential: Royal Gold has been involved in the Cortez Complex since 1987 and was a founding partner in the original Cortez Joint Venture. Several members of Royal Gold’s senior management and Board of Directors worked with NGM predecessor companies, including Placer Dome Inc. (“Placer Dome”) and Barrick, and have first-hand operating and project development experience at the Cortez mine. Cortez is already a Principal Property for Royal Gold and has provided total royalty revenue of approximately $412 million over a 27-year period from the first royalty payment in 1995 through June 30, 2022.

Royalty Details

The Royalty is a life of mine sliding scale gross royalty payable at a rate of 0% at a gold price less than $400 per ounce, increasing to 3% at a gold price above $900 per ounce, and is payable on 40% of all production from the Cortez Complex. Based on the information available, the Royalty does not cover the existing deposits within the Robertson property. At current gold prices the Royalty is an effective 1.2% gross royalty on the Cortez Complex and is not subject to any stepdowns or caps.

The Royalty is payable after cumulative production from the Cortez Complex of 15 million gold equivalent ounces from January 1, 2008 onwards. According to Barrick public disclosure, cumulative production from January 1, 2008, was approximately 14.8 million ounces as of June 30, 2022, and Royal Gold expects the Royalty to begin paying in the third or fourth quarter of 2022 with the first revenue recognized during the fourth quarter of 2022 or first quarter of 2023. Royalty payments will be made quarterly within 45 days of the end of each calendar quarter.

Deductions from Royalty payments are limited to third-party royalties that existed at the time the Royalty was created in 2008, which include Royal Gold’s existing royalties on parts of Crossroads, Pipeline and Goldrush.

Information rights for the Royalty include two annual site visits and standard audit rights.

Applicable taxes on the Royalty include 21% U.S. Federal income tax and the 5% Nevada Net Proceeds of Minerals Tax.

Transaction Details

Royal Gold paid cash consideration of $525 million from available cash resources and a draw of $500 million on the previously undrawn $1 billion revolving credit facility. In keeping with Royal Gold’s capital allocation strategy, the Company expects to repay this outstanding debt from future cash flow.

No additional equity will be issued to fund this transaction.

Background on Cortez and the Cortez Complex

Location

The Cortez Complex is situated along the Cortez/Battle Mountain trend and is located 100 kilometers southwest of the town of Elko, Nevada in the Lander and Eureka counties.

Deposit Overview

The principal gold deposits and mining operations at the Cortez Complex are located in the southern portion of Crescent Valley, which was formed by basin and range extensional tectonism. Mineralization is sedimentary rock-hosted and consists of submicron to micrometer-sized gold particles and gold in solid solution in pyrite. Mineralization is disseminated throughout the host rock matrix in zones of silicified, decarbonatized, and/or argillized, silty calcareous rocks. According to Barrick, the deposits range in length between 2,000 and 3,350 meters and range in width between 1,000 and 1,200 meters and mineralization thickness can change significantly, up to 400 meters. Further according to Barrick, exploration from projects at Goldrush suggest that the deposits can be in excess of 5,000 meters in length and 900 meters in width.

History

There is a long and established mining history in the Cortez area. In 1969, the original Cortez mine went into production and until 1997 gold ore was sourced from open pits at Cortez, Gold Acres, Horse Canyon and Crescent. In 1991, the Pipeline and South Pipeline deposits were discovered, with development approval received in 1996. In 1998, the Cortez Pediment deposit was discovered, with the Cortez Hills discovery announced in April 2003. The Cortez Hills development was approved by Placer Dome and Kennecott Explorations (Australia) Ltd. (a predecessor to Kennecott), then joint venturers, in September 2005 and confirmed by Barrick in 2006. Barrick obtained an interest in the Cortez property through its acquisition of Placer Dome in 2006. Barrick consolidated its 100% interest in the property following its purchase of the Kennecott interest in 2008. On July 1, 2019, Barrick’s interest in Cortez was contributed to NGM.

Current Activity

Current mining activity at the Cortez Complex is primarily focused on the Cortez Hills and Pipeline/Crossroads complexes. Deposits within the Cortez Pits and Pipeline/Crossroads complex are being mined by conventional open pit methods. At the underground operations, long-hole open stoping and drift-and-fill underground mining methods are used.

The gold-recovery process used at the Cortez Complex is determined by considering the grade and metallurgical character of the particular ore: lower grade run-of-mine oxide ore is heap leached at existing facilities at the Cortez Hills and Pipeline complexes; higher-grade non-refractory ore is treated in a conventional mill using cyanidation and the carbon-in-leach (“CIL”) process at the Pipeline complex; and refractory ore is stockpiled on site in designated areas and trucked to NGM’s nearby Carlin Complex for processing. Gold recovered from the ore is processed into doré on site and shipped to outside refineries for processing into gold bullion.

Growth Potential

According to Barrick, the Cortez Complex has opportunities for both expansion and growth. Based on existing reserves and production capacity, including the Cortez underground expansion project and Goldrush project, Barrick expects the Cortez open pit operation to continue until 2026 and the underground operation until 2042. Barrick also expects that the planned conversion of existing resources to reserves at the Cortez Complex has the potential to extend open pit and underground mining operations by at least 7 years and 15 years, respectively.

In 2021, Barrick reported that growth drilling activities across the Cortez Complex totaled more than 35,495 meters, excluding the 100% Barrick-owned Fourmile project. Drilling focused on conversion and addition of inventory at Cortez Hills underground, Cortez Pits, Goldrush, Crossroads, and Robertson. Barrick reported that two surface exploration drilling programs were completed and additional drilling was completed in support of growing resources and conversion to reserves.

According to Barrick, drilling from underground platforms continues to test extensions at Cortez Hills, with a focus on targeting feeder zones below the mine. Further according to Barrick, drilling targeting a down-dip extension of known mineralization along a feeder structure, named the Hanson fault, intersected significant intervals in multiple holes, supporting the feeder concept. Barrick has reported that drill programs, further testing feeders and other ore controlling features are planned in 2022.

At the Goldrush Complex, Barrick has reported that drilling operations continue at both Goldrush and Fourmile (Fourmile is currently not included in the NGM joint venture but may be contributed if certain criteria are met in the future). Barrick reports that the main objectives of this drilling program remain orebody definition, testing of geologic characterization, geotechnical analysis, inferred resource growth and definition of exploration upside.

Barrick reported that mineral reserves at Goldrush have been updated following the completion of a feasibility study in the second quarter of 2021. The mining method used in the feasibility study is longhole open stoping (with cemented backfill), with processing at either the Gold Quarry and/or Goldstrike Roaster facilities located at NGM’s nearby Carlin Complex.

During 2022, Barrick expects that underground development, bulk sampling, test mining, and other exploration will continue at Goldrush. According to Barrick, activities in 2022 will focus on verifying geological, geotechnical and hydrogeological models developed during the feasibility study until the Record of Decision (“ROD”) is received, which is a key permit required for continued project development. Barrick intends to commence construction of infrastructure to allow the ramp-up of production activities following receipt of the ROD, which Barrick expects to receive in the second half of 2022.

Production and Current Reserves and Resources

Gold production from the Cortez Complex has averaged 1.1 million ounces per year over the 10-year period from 2012 to 2021, and Barrick expects this to increase to above 1.3 million ounces per year by 2027. Based on Barrick’s production forecasts, Royal Gold estimates that gold production from the Cortez Complex covered by the Royalty, excluding any contribution from the existing Robertson deposit, will average approximately 1.1 million ounces per year for the period 2023 through 2030.

NGM has reported gold reserves of 14.0 million ounces and a total resource base of 24.8 million ounces (17.4 million ounces of Measured and Indicated Resource, and 7.5 million ounces of Inferred Resources), inclusive of reserves, as of December 31, 2021 for the areas covered by the Royalty.

Background on NGM

NGM is a joint venture between Barrick and Newmont formed in 2019 to combine certain of the companies’ mining assets in Nevada and create the single largest gold-producing complex in the world.

Barrick, 61.5% owner and operator, is the world’s second-largest gold producer by market capitalization with operations in North America, South America, Africa, Papua New Guinea and Saudi Arabia. Newmont, 38.5% owner, is the world’s largest gold producer by market capitalization with operations in North America, South America, Australia and Africa.

Corporate Profile

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production-based interests. As of June 30, 2022, the Company owned interests on 185 properties on five continents, including interests on 41 producing mines and 19 development stage projects. Royal Gold is publicly traded on the Nasdaq Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

A presentation providing additional detail on the acquisition can be accessed on the Royal Gold website under Investors / Events and Presentations at: Cortez Royalty Acquisition

For further information, please contact:

Alistair Baker
Vice President Investor Relations and Business Development
(720) 554-6995

Forward-Looking Statements: This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements about the benefits of the acquisition of the Royalty; the exploration and expansion potential of the Cortez Complex; anticipated future gold production from the Cortez Complex; funding of the acquisition without the issuance of equity; the repayment of amounts borrowed under the revolving credit facility; the timing of royalty payments and revenue recognition; our acquisition and capital allocation strategies; annual gold production covered by the Royalty; and the operators’ expected operating and financial performance, including production, drilling objectives, mine plans, environmental and feasibility studies, mine infrastructure and facilities, mineral resources and reserves, and development.

Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties that could cause actual results to differ materially from those in forward looking statements include, without limitation, a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of the Cortez Complex, including inaccuracies in the operator’s disclosures, variations between actual and forecasted performance, the operator’s ability to complete projects on schedule and as planned, the operator’s changes to mine plans and reserves and resources, the operator’s liquidity needs, mining hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, contractual issues involving our royalty agreement, or operational disruptions due to public health crises; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; adverse economic and market conditions; changes in laws or regulations; the risk that any announcement relating to the acquisition of the Royalty could have adverse effects on the market price of Royal Gold’s common stock; the risk of litigation related to the acquisition of the Royalty; the diversion of management time from ongoing business operations due to transaction-related issues; the volatility in commodity price for gold; competition, government regulation or other actions; and other risks detailed in Royal Gold’s Annual Report on Form 10-KT for the six-month transition period ended December 31, 2021, available on its website at royalgold.com and on the Securities and Exchange Commission website at http://www.sec.gov. Other unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward looking statements.

Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third-Party Information: Certain disclosures herein relating to the Cortez Complex and the Royalty are based on information publicly disclosed by Barrick and NGM and information available in the public domain as at the date hereof. Royal Gold does not independently prepare or verify this information and does not have access to the property or sufficient data to do so and refers the reader to the Barrick and NGM disclosures.